UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 30, 2019

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581
(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into Material Definitive Agreement.

On September 30, 2019, Kopin Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Solos Technology Limited (the “Buyer”). Pursuant to the Purchase Agreement, the Company sold and licensed to the Buyer certain assets of its SolosTM (“Solos”) product line and WhisperTM Audio (“Whisper”) technology. As consideration for the transaction, the Company received 1,172,000 common shares representing a 20.0% equity stake in the Buyer’s parent company, Solos Incorporation (“Solos Inc.”). The Company’s 20.0% equity stake will be maintained until such time as Solos Inc. has raised a total of $7.5 million in equity financing. The Company will also receive a royalty in the single digits on the net sales amount of Solos Products for a four-year period after commencement of commercial production.

Solos Inc. was capitalized by outside investors and current and former employees of the Company, including the Company’s Chief Executive Officer and Chairman of the Board, Dr. John C.C. Fan and members of his family. A majority of new equity investment in Solos Inc. was made by outside investors unaffiliated with the Company. Dr. Fan will serve as Chairman of the Board of Solos Inc., but will have no management or operational role or responsibilities with Solos Inc. or the Buyer. Dr. Fan’s total individual ownership interest is 15.5% (12.3% fully diluted) of Solos Inc. Two of Dr. Fan’s family members have also invested and received shares in Solos Inc. and collectively hold a 21.6% interest (17.2% fully diluted). Dr. Fan and his family collectively hold a 37.1% (29.5% fully diluted) ownership interest in Solos Inc. In addition, one former Company employee who joined the Buyer and one current Company employee who is providing 50% of his services to the Buyer, neither of whom is an officer or director of the Company, have a collective 10.8% (8.6% fully diluted) ownership interest in Solos Inc.

In connection with the agreement, the Company and the Buyer entered into a License Agreement (the “License”). Pursuant to the License Agreement, the Buyer has granted to the Company a non-exclusive, limited, fully paid-up, royalty-free, worldwide license, including modification of or improvement or enhancement to the Whisper technology, for enterprise and military customers.

The Company has made customary representations, warranties and covenants in the Purchase Agreement. Both the Company and the Buyer have agreed to indemnify the other party against certain losses, subject to certain limitations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	October 4, 2019	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)